UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2022

FORMA THERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39333	37-1657129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Forma Therapeutics Holdings, Inc.

300 North Beacon Street, Suite 501
Watertown, Massachusetts 02472
(Address of principal executive offices, including zip code)

(617) 679-1970

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FMTX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

As previously reported in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 1, 2022, by Forma Therapeutics Holdings, Inc., a Delaware corporation (“Forma”), Forma entered into an Agreement and Plan of Merger, dated August 31, 2022 (the “Merger Agreement”), with Novo Nordisk A/S, a Danish aktieselskab (“Novo”), and NNUS New Dev, Inc., a Delaware corporation and a wholly owned indirect subsidiary of Novo (“Purchaser”). All capitalized terms used herein and not otherwise defined have the meanings given to such terms in the Merger Agreement.

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Purchaser commenced a tender offer (the “Offer”) on September 15, 2022 to acquire all of the outstanding shares of common stock of Forma, $0.001 par value per share (the “Shares”), at an offer price of $20.00 per Share, net to the seller in cash, without interest (the “Offer Price”) and subject to any withholding of taxes.

The Offer and related withdrawal rights expired at one minute after 11:59 p.m., New York City time, on October 13, 2022 (such date, the “Expiration Date”). Computershare Trust Company, N.A., in its capacity as the depositary for the Offer, has advised that, as of the expiration of the Offer, 43,837,986 Shares were validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 91.5% of the total number of Shares outstanding at the time of the expiration of the Offer. The number of Shares tendered satisfied the Minimum Condition. As the Minimum Condition and each of the conditions of the Offer have been satisfied, Purchaser has accepted for payment all Shares that were validly tendered and not validly withdrawn pursuant to the Offer.

Following consummation of the Offer, the remaining conditions to the merger of Purchaser with and into Forma (the “Merger”) set forth in the Merger Agreement were satisfied, and on October 14, 2022, Novo completed its acquisition of Forma by consummating the Merger without a meeting of stockholders of Forma in accordance with Section 251(h) of the Delaware General Corporation Law, with Forma continuing as the surviving corporation (the “Surviving Corporation”). At the effective time of the Merger, each outstanding Share (other than Shares (i) held in the treasury of Forma, (ii) that as of immediately prior to the Effective Time were owned by Novo, any subsidiary of Novo (excluding Purchaser), any subsidiary of Forma or Purchaser, (iii) irrevocably accepted for payment in the Offer or (iv) Shares held by a holder who is entitled to demand and properly exercises and perfects appraisal rights in accordance with Section 262 of the DGCL with respect to such Shares) were converted into the right to receive $20.00, in cash, without interest. As a result of the Merger, Forma became an indirect wholly owned subsidiary of Novo.

In addition, immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, (i) each stock option of Forma, whether vested or unvested, that was outstanding and unexercised immediately prior to the Effective Time was cancelled and automatically converted into the right to receive for each Share underlying such option, without interest and subject to deduction for any required withholding under applicable tax law, an amount in cash from Novo or the Surviving Corporation equal to the excess of the Merger Consideration over the per Share exercise price of such option, (ii) each outstanding restricted stock unit of Forma that was outstanding immediately prior to the Effective Time, whether vested or unvested, was cancelled and automatically converted into the right to receive for each Share underlying such restricted stock unit, without interest and subject to deduction for any required withholding under applicable tax law, an amount in cash from Novo or the Surviving Corporation equal to the Merger Consideration, and (iii) each Forma restricted stock award that was outstanding immediately prior to the Effective Time was cancelled and automatically converted into the right to receive for each Share underlying such restricted stock award, without interest and subject to deduction for any required withholding under applicable tax law, an amount in cash from Novo or the Surviving Corporation equal to the Merger Consideration.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to Forma’s Current Report on Form 8-K, filed with the SEC on September 1, 2022, and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

As previously reported, on July 26, 2021, Forma entered into a Sales Agreement (“Sales Agreement”) with SVB Leerink LLC (the “Sales Agent”) to provide for the offering, issuance and sale of up to an aggregate amount of $200.0 million of common stock from time to time in “at-the-market” offerings, with $150.0 million of common stock currently registered under Registration Statement on Form S-3 with the SEC, which was automatically declared effective on July 26, 2021 (File No. 333-258174), as amended by Post-Effective Amendment No. 1 and Post-Effective Amendment No. 2 on Form S-3 filed on March 1, 2022 (the “Registration Statement”), and subject to the limitations thereof.

On October 13, 2022, in connection with the Merger, Forma provided written notice to SVB to terminate the Sales Agreement and all applicable commitments under the Sales Agreement effective as of the Closing. Forma is not subject to any termination penalties related to the termination of the Sales Agreement. Prior to termination, no sales had been made under the Sales Agreement and $150.0 million of Forma’s common stock remained available for sale pursuant to the Sales Agreement. As a result of the termination of the Sales Agreement, Forma will not offer or sell any additional shares under the Sales Agreement.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the Sales Agreement, a copy of which is filed as Exhibit 1.2 to the Registration Statement, filed with the SEC on July 26, 2021.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosures under the Introductory Note and Item 3.01 are incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosures under the Introductory Note are incorporated herein by reference.

On October 14, 2022, Forma (i) notified the Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq (A) suspend trading of the Shares effective before the opening of trading on October 14, 2022 and (B) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Shares will no longer be listed on Nasdaq. Forma intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the suspension of Forma’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosures under the Introductory Note, Item 3.01, Item 5.01 and Item 5.03 are incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The disclosures under the Introductory Note, Item 3.01, Item 5.02 and Item 5.03 are incorporated herein by reference.

As a result of the consummation of the Offer and the Merger, there was a change in control of Forma, and Novo, as the indirect parent of Purchaser, acquired control of Forma. To the knowledge of Forma, there are no arrangements which may at a subsequent date result in a further change in control of Forma.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, as of the Effective Time, the directors and officers of Purchaser immediately prior to the Effective Time became the directors and officers of the Surviving Corporation. As of the Effective Time, Frank D. Lee, Timothy P. Clackson, Marsha Fanucci, Wayne A.I. Frederick, Peter Kolchinsky, Arturo Molina, Thomas G. Wiggans, and Peter Wirth each ceased to be directors of Forma and members of any committee of Forma’s board of directors. These departures were not a result of any disagreement between Forma and the directors on any matter relating to Forma’s operations, policies or practices.

The directors of Purchaser immediately prior to the Effective Time were Steve Benz, Ulrich Christian Otte and Thomas Haagen. The executive officer of Purchaser immediately prior to the Effective Time was Ulrich Christian Otte.

Information regarding the new directors and executive officers has been previously disclosed in Schedule A of the Offer to Purchase filed as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO filed by Novo and Purchaser with the SEC on September 15, 2022, as subsequently amended, which is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

Pursuant to the terms of the Merger Agreement, as of the Effective Time, Forma’s certificate of incorporation, as in effect immediately prior to the Effective Time, was amended and restated in its entirety (the “Third Amended and Restated Certificate of Incorporation”). In addition, pursuant to the terms of the Merger Agreement, at the Effective Time, Forma’s by-laws, as in effect immediately prior to the Effective Time, were amended and restated in their entirety (the “Second Amended and Restated By-Laws”).

Copies of the Third Amended and Restated Certificate of Incorporation and the Second Amended and Restated By-Laws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated August 31, 2022, by and among Forma Therapeutics Holdings, Inc., Novo Nordisk A/S, and NNUS New Research, Inc. (incorporated by reference to Exhibit 2.1 to Forma’s Current Report on Form 8-K filed with the SEC on September 1, 2022).*

3.1	Third Amended and Restated Certificate of Incorporation, dated October 14, 2022.

3.2	Second Amended and Restated By-Laws, dated October 14, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forma Therapeutics Holdings, Inc.

By:	/s/ Ulrich Christian Otte
Ulrich Christian Otte
President

Dated: October 14, 2022